UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------

                          Date of Report March 11 2004
                           --------------------------



                             MARCONI CORPORATION PLC

             (Exact name of registrant as specified in its charter)

                           --------------------------



      England and Wales                 33-12430                    xxx
 ----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


       New Century Park, PO Box 53,
       Coventry, CV3 1HJ

       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


               Registrant's telephone number, including area code:


               ---------------------------------------------------
          (Former name or former address, if changed since last report)



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

Item No. 5     Press release dated 11 March 2004 - Re Senior Notes

                                                                Press enquiries:

                    Joe Kelly,  tel: 0207 306 1771; email: joe.kelly@marconi.com

                   David Beck, tel: 0207 306 1490; email: david.beck@marconi.com

                                                             Investor enquiries:

             Heather Green, tel: 0207 306 1735; email: heather.green@marconi.com



                            MARCONI CORPORATION PLC

                MARCONI ANNOUNCES $32.9 MILLION NOTES REPURCHASE

                  8% GUARANTEED SENIOR SECURED NOTES DUE 2008

                             CUSIP No. : G58129AA8

                            ISIN No. : XS0166109412



London - 11 March 2004 - Marconi Corporation plc (LSE: MONI; NASDAQ: MRCIY) announced today that it had purchased $32.9 million (approximately GBP18.4 million) principal amount of Marconi 8% Guaranteed Senior Secured Notes due 2008 ("Senior Notes") for a total cash outlay, excluding accrued interest and fees, of $36.0 million (approximately GBP20.1 million) in open market transactions.

The repurchases were undertaken by Marconi Corporation plc. Under the terms of the Group's Senior Notes indenture, the repurchased Notes will be cancelled within 90 days and may not be re-issued or resold to any third party.

Marconi may purchase additional Senior Notes in the future.

Following the above-mentioned repurchase, as at 11 March 2004, Marconi has, in aggregate, repurchased or redeemed $91.8 million (approximately GBP51.3 million) principal amount of Senior Notes, reducing the principal amount outstanding and not owned by Marconi Corporation plc to $625.3 million (approximately GBP349.4 million).

In addition, the previously announced second and third partial redemptions scheduled on 18 March 2004 and 23 March 2004 (see press releases dated 5 March 2004 and 9 March 2004) are expected to further reduce the principal amount of Senior Notes outstanding and not owned by Marconi Corporation plc to $527.2 million (approximately GBP294.5 million). Marconi Corporation plc expects to receive $5.8 million representing the share of the second and third partial redemptions relating to its holding in the Senior Notes. This will be transferred to the Mandatory Redemption Escrow Account and used in due course to fund further partial redemptions of the Senior Notes.

(Exchange rate, GBP1 = USD 1.79)

ENDS/...



About Marconi Corporation plc

Marconi Corporation plc is a global telecommunications equipment, services and solutions company. The company's core business is the provision of innovative and reliable optical networks, broadband routing and switching and broadband access technologies and services. The company's customer base includes many of the world's largest telecommunications operators.

The company is listed on the London Stock Exchange under the symbol MONI and on the Nasdaq under the symbol MRCIY.

Additional   information   about   Marconi   Corporation   can   be   found   at
www.marconi.com.

Copyright (c) 2004 Marconi Corporation plc. All rights reserved. All brands or product names are trademarks of their respective holders.

This press release contains forward-looking statements with respect to products, partners, customers, future growth and other matters. Please refer to the Form 20-F, Forms 8-K and Form 10-K reports filed by Marconi Corporation plc with the United States Securities and Exchange Commission for a discussion of risks that could cause actual results to differ materially from such statements.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCONI CORPORATION PLC



                                       By:     ____M Skelly____

                                       Name:   M Skelly
                                       Title:  Company Secretary


Date: March 11 2004